Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 6, 2016, with respect to the consolidated financial statements of Corvisa LLC for the nine months ended September 30, 2015 included in the Current Report on Form 8-K/A of ShoreTel, Inc. filed on February 12, 2016, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Kansas City, Missouri
February 12, 2016